                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

   Filed by the registrant [X]

   Filed by a party other than the registrant [ ]

   Check the appropriate box:

   [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))

   [X] Definitive proxy statement

   [ ] Definitive additional materials

   [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            GENERAL HOST CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee ( Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
   (5) Total fee paid:

-------------------------------------------------------------------------------
   [ ] Fee paid previously with preliminary materials.

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   [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

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   (2) Form, schedule or registration statement no.:

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   (3) Filing party:

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   (4) Date filed:

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


--------------------------------------------------------------------------------

                              [GENERAL HOST LOGO]

                                   NOTICE OF

                         ANNUAL MEETING OF SHAREHOLDERS

                                      AND

                                PROXY STATEMENT




                                  MAY 15, 1997

                              9:00 A.M. LOCAL TIME

                                       AT

                            FORT WAYNE HILTON HOTEL

                           1020 SOUTH CALHOUN STREET

                         FORT WAYNE, INDIANA 46862-2049

                              [GENERAL HOST LOGO]

             METRO CENTER, ONE STATION PLACE, STAMFORD, CONNECTICUT

                            ------------------------

                          NOTICE OF ANNUAL MEETING OF
                            SHAREHOLDERS TO BE HELD
                                  MAY 15, 1997

TO THE SHAREHOLDERS OF GENERAL HOST CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of GENERAL HOST CORPORATION, a New York corporation (the "Company"), will be held at the Fort Wayne Hilton Hotel, 1020 South Calhoun Street, Fort Wayne, Indiana 46862-2049, on Thursday, May 15, 1997, at 9:00 A.M., local time, for the following purposes:

        (1) To elect three directors to hold office until the 2000 Annual Meeting of Shareholders;

        (2) To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 25, 1998; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 1, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By order of the Board of Directors,

                                            J. THEODORE EVERINGHAM,
                                              Secretary
Stamford, Connecticut
April 10, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 15, 1997

     This Proxy Statement is furnished to the shareholders of General Host Corporation, a New York corporation (the "Company" or "General Host"), in connection with the solicitation of proxies by or on behalf of the Board of Directors (the "Board") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, May 15, 1997 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the "Notice") and any adjournment(s) thereof.

     The mailing address of the principal executive office of the Company is Metro Center, One Station Place, P.O. Box 10045, Stamford, Connecticut 06904. This Proxy Statement, accompanying proxy card and the Company's 1996 Annual Report to Shareholders are first being sent or given to shareholders on or about April 10, 1997.

                                    PROXIES

     The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. All properly executed proxies timely delivered pursuant to this solicitation, unless previously revoked, will be voted in accordance with the instructions given. If no direction is indicated, the shares represented by the proxy card will be voted for the election of directors and for the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for fiscal 1997. If a shareholder does not return a signed proxy card, those shares so represented cannot be voted by proxy. Proxies delivered pursuant to this solicitation are revocable at the option of the persons who have executed them at any time prior to the exercise thereof.

                 INFORMATION CONCERNING GENERAL HOST SECURITIES

VOTING RIGHTS

     Only shareholders of record at the close of business on April 1, 1997 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the shares entitled to vote at the Annual Meeting must be present, in person or by proxy, in order to constitute a quorum for all matters to come before the meeting.

     On the Record Date, there were outstanding 23,249,345 shares of Common Stock of the Company, which are the only voting securities outstanding. Except with respect to the election of directors discussed below, each of these shares will be entitled to one vote at the Annual Meeting.

     The Company's directors are divided into three classes. Shareholders have cumulative voting rights in electing directors, and each shareholder has the number of votes equal to the number of shares owned by such shareholder multiplied by the number of directors to be elected in each class. Shareholders may cast all of their votes for a single nominee within a class or distribute them among nominees in such class in any manner they desire. Proxies solicited may be cumulatively voted to the extent that discretionary authority granted to proxy holders permits them to do so.

     Only votes cast with respect to the election of directors and the proposal to ratify the appointment of Price Waterhouse LLP will be counted in determining whether a nominee for director has been elected and whether the proposal has been approved. Under New York law, abstentions, broker non-votes and votes withheld are not treated as votes cast at the Annual Meeting and, therefore, will have no effect on the outcome of the matters to be voted on at the Annual Meeting. Votes will be tabulated at the Annual Meeting by one or more inspectors of election appointed by the Board.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, to the best knowledge of the Company, certain information as to the beneficial ownership of the Company's Common Stock as of the Record Date by (i) owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and nominee for director of the Company; (iii) the executive officers (other than directors) named in the Summary Compensation Table; and (iv) all directors and executive officers, as a group. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                    SHARES OF
                                                                  GENERAL HOST
                                                                  COMMON STOCK
                                                         -------------------------------
                                                             AMOUNT             PERCENT
                                                          BENEFICIALLY             OF
                      BENEFICIAL OWNERS                  OWNED(1)(2)(3)         CLASS(%)
                      -----------------                  --------------         --------
(i)      Holders Other Than Directors
           Gabelli Funds, Inc.
           One Corporate Center
           Rye, NY 10580-1434........................      2,623,934(4)          10.76
           Basil P. Regan &
           Regan Partners, L.P.
           6 East 43rd Street
           New York, NY 10017........................      1,879,600(5)           8.08
(ii)     Directors
           Harris J. Ashton
              One Station Place
              P.O. Box 10045
              Stamford, CT 06904.....................      2,220,430(6)           9.31
           C. Whitcomb Alden, Jr.....................        444,868(7)           1.91
           Christopher A. Forster....................         30,352                 *
           S. Joseph Fortunato.......................         44,060                 *
           Philip B. Harley..........................        164,151                 *
           Richard W. Haskel.........................         26,497                 *
           Edward H. Hoornstra.......................        325,542(8)           1.40
           Charles B. Johnson........................         47,779(9)              *
           Kelly Ashton Sant Albano..................        100,721(10)             *
(iii)    Executive Officers Other Than Directors
           Robert M. Lovejoy, Jr.....................         57,649                 *
           James R. Simpson..........................         43,134                 *
           J. Theodore Everingham....................          2,000                 *
           Scott A. Hessler..........................         90,105(11)             *
           William C. Boyd...........................         37,432                 *
(iv)     All Directors and Executive Officers as a
           Group (15 persons)........................      3,934,720             16.10

-------------------------
* Represents holdings of less than one percent.

 (1) Includes the following numbers of shares of Common Stock held as of December 31, 1996 by the trustee of the General Host Profit Sharing and Savings Plan for the benefit of the following persons: Mr. Ashton, 44,374; Mr. Lovejoy, 3,866; Mr. Simpson, 1,946; Mr. Boyd, 3,857; and all directors and executive officers as a group, 54,043.

 (2) Includes the following shares of Common Stock subject to options outstanding and exercisable on or within 60 days after April 1, 1997: Mr. Ashton, 540,000; Mr. Alden, 11,026; Mr. Forster, 11,026; Mr. Fortunato, 27,564; Mr. Harley, 11,026; Mr. Haskel, 11,026; Mr. Hoornstra, 11,026; Mr.
     Johnson, 11,026; Ms. Sant Albano, 11,026; Mr. Hessler, 58,000; Mr. Lovejoy, 32,700; Mr. Simpson, 20,700; Mr. Everingham, 2,000; Mr. Boyd, 22,000; and
     all directors and executive officers as a group, 1,080,146.

 (3) Number of shares does not include the 5% stock dividend payable April 4, 1997 to shareholders of record at the close of business on March 14, 1997.

 (4) Number of shares based on Amendment No. 15 to the Schedule 13D dated March 5, 1997, filed with the Commission by Gabelli Funds, Inc. and GAMCO Investors, Inc. Of these shares, 1,134,221 are receivable by the holders upon conversion of the Company's convertible debentures held by them.

 (5) Number of shares based on Amendment No. 1 to Schedule 13D dated March 4, 1997, filed with the Commission by Regan Partners, L.P. and Basil P. Regan. According to Amendment No. 1, Regan Partners, L.P., owns 1,454,600 of such shares, with respect to which it shares voting and dispositive power with Mr. Regan, the general partner of Regan Partners, L.P., and Mr. Regan owns 425,000 shares of such shares, with respect to which he has sole voting and dispositive power.

 (6) Includes 23,621 shares of Common Stock directly owned and 11,161 shares beneficially owned by Mr. Ashton's wife and 65,087 shares of Common Stock owned by a foundation of which Mr. Ashton is an officer. With respect to the foregoing, Mr. Ashton disclaims any beneficial ownership. Also includes 42,404 shares receivable upon conversion of the Company's convertible debentures.

 (7) Includes 406,976 shares of Common Stock, as of January 31, 1997, owned by a pension trust of which Mr. Alden is trustee, which is maintained by the Company and one of its subsidiaries.

 (8) Includes 314,516 shares held under an Intervivos Trust Agreement dated March 29, 1995, pursuant to which Mr. Hoornstra is grantor and trustee with the sole right to revoke the trust.

 (9) Includes 11,161 shares receivable upon conversion of the Company's convertible debentures.

(10) Includes 11,161 shares receivable upon conversion of the Company's convertible debentures and 3,969 shares held as custodian for her son.

(11) Includes 1,116 shares receivable upon conversion of the Company's convertible debentures.

                            1. ELECTION OF DIRECTORS

     Under the Company's Restated Certificate of Incorporation and By-Laws, its directors are divided into three classes, each class to be elected at successive annual meetings of shareholders for terms of three years. The three directors whose terms will expire at the Annual Meeting are Edward H. Hoornstra, Charles
B. Johnson and Kelly Ashton Sant Albano. Each of these individuals has been nominated by the Board to stand for re-election as director at the Annual Meeting to hold office until the 2000 Annual Meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

     All of the nominees have indicated a willingness to serve as directors, but in the event any nominee should become unavailable to serve as a director at the time of the Annual Meeting, an event which the Board does not expect, the Board will nominate a different person, and the proxies named on the enclosed proxy card will vote for the election of such nominee.

     Section 13 of the Company's By-Laws requires that advance notification of nominations of directors by shareholders be given to the Secretary of the Company not less than 30 days nor more than 60 days prior to the date of any meeting of shareholders held for the purpose of electing directors, unless shareholders are given less than 35 days notice of such meeting in which case shareholder nominations would be permissible up to 7 days after notice of the meeting is mailed by the Company. In addition, the notice of nomination must set forth certain information regarding any nominee who is not an incumbent director, including his or her name, address and principal occupation, the number of shares of stock of the Company beneficially owned by such nominee and the nominating shareholder and any other information required to be disclosed about nominees in proxy solicitations pursuant to Schedule 14A under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule, and the notice must be accompanied by the written consent of the proposed nominee to serve as director. Nominations which are determined by the chairman of the meeting of shareholders not to have been made in accordance with the procedure established by Section 13 will be disregarded. The foregoing summary of Section 13 is qualified in its entirety by reference to the complete text of Section 13.

     Based on this provision and the date of mailing of this Notice and the date of the Annual Meeting, any nominations by shareholders for directors, together with the other required information and consents, should be delivered to the Secretary of the Company by April 15, 1997.

     If a quorum is present at the Annual Meeting, the election of directors will require the affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SUCH NOMINEES.

INFORMATION ON NOMINEES AND INCUMBENT DIRECTORS

     The following information relates to the nominees named above and to the other directors of the Company whose terms will continue after the Annual Meeting.

                                                                  SERVED AS
                            NAME                                DIRECTOR SINCE    AGE
                            ----                                --------------    ---
Nominees for Term Expiring 2000
Edward H. Hoornstra.........................................    June 1970         75
Charles B. Johnson..........................................    September 1969    64
Kelly Ashton Sant Albano....................................    December 1994     32

Incumbent Directors -- Term Expiring 1998
C. Whitcomb Alden, Jr.......................................    May 1965          81
Philip B. Harley............................................    March 1973        78
Richard W. Haskel...........................................    February 1981     63

Incumbent Directors -- Term Expiring 1999
Harris J. Ashton............................................    May 1965          64
Christopher A. Forster......................................    March 1974        64
S. Joseph Fortunato.........................................    April 1993        64

     Mr. Ashton has been principally employed for more than the past five years as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Ashton is a director or trustee of numerous Franklin/Templeton mutual funds. He is also a director of RBC Holdings (USA) Inc., a wholly-owned subsidiary of The Royal Bank of Canada. Mr. Ashton is the father of Ms. Sant Albano.

     Mr. Alden has been principally engaged for more than the past five years as a financial consultant and private investor.

     Mr. Forster retired as a Managing Director of Marsh & McLennan, Incorporated, an insurance broker, on July 1, 1993, a position he had held for more than five years before that date.

     Mr. Fortunato has been a partner of the law firm of Pitney, Hardin, Kipp & Szuch for more than the past five years. He is also a director or trustee of numerous Franklin/Templeton mutual funds.

     Mr. Harley, a private investor, retired from the boards of numerous mutual funds of the Keystone Group, Inc. on December 31, 1994, positions he had held for more than five years before that date.

     Mr. Haskel has been President of Haskel Enterprises, Inc. (d/b/a the Delphos Group), a consulting company involved in management consulting and acquisitions, for more than the past five years. Prior to June 1, 1995, Mr. Haskel had been affiliated with the business brokerage firm of Country Business, Inc. for more than five years.

     Mr. Hoornstra has been President of Del-Tem Investment Corporation, a closely held investment and real estate management company, for more than the past five years. Mr. Hoornstra was Vice Chairman of the Board of the Company and President of its Specialty Retailing Group for more than five years prior to his retirement in December 1986.

     Mr. Johnson has been President and a director of Franklin Resources, Inc., a financial holding company, and President of Franklin Distributors, Inc., a mutual fund management company, for more than the past five years. He is also President and a trustee of Franklin Tax-Free Trust, and a director or trustee of numerous Franklin/Templeton mutual funds.

     Ms. Sant Albano received a B.A. degree from Yale University and an M.B.A. degree from Harvard Business School. She completed the Macy's executive training program and worked in both store-line and management positions at Macy's prior to 1990 and at Bloomingdale's from June 1992 to June 1993. Since 1993, Ms. Sant Albano has been a private investor.

BOARD COMMITTEES AND MEETINGS

     Executive Committee -- This Committee, which exercises, to the extent permitted by New York law, all of the powers of the Board during the intervals between Board meetings, consists of Harris J. Ashton (Chair), Richard W. Haskel and Charles B. Johnson. During fiscal 1996, the Executive Committee held no meetings.

     Audit Committee -- This Committee, which monitors the activities of the Company's auditors and reports on such activities to the Board, consists of Charles B. Johnson (Chair), Richard W. Haskel and Kelly Ashton Sant Albano. During fiscal 1996, the Audit Committee held two meetings.

     Compensation Committee -- This Committee, which evaluates and approves the compensation of executive officers and members of management of the Company and has overall responsibility for the Company's compensation policies, consists of Philip B. Harley (Chair), C. Whitcomb Alden, Jr. and Christopher A. Forster. During fiscal 1996, the Compensation Committee held two meetings.

     The Board has no nominating committee.

     The Board held six meetings during fiscal 1996. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which the director served.

COMPENSATION OF DIRECTORS

     Each of the non-management directors of the Company receives fees of $30,000 per annum and $750 for each Board and committee meeting attended. During fiscal 1996, there were six meetings of the Board and a total of four meetings of its committees. The directors also participate in benefit programs generally available to Company employees.

     Upon reaching age seventy-five or after ten years of service as a director, whichever occurs earlier, each nonmanagement director becomes eligible to retire from the Board and, at the discretion of the Board, receive an annual retainer fee equal to the then annual director's fee being paid on his or her retirement date for a number of years equal to the number of years served as a director. In order to be eligible for this retainer, each director must agree to be available to provide services to the Company on a basis to be mutually determined by the director and the Executive Committee. Payment of the retainer is suspended for any director who continues to be affiliated with the Company in any capacity and receives payment for services performed for the Company.

     Under the Company's 1994 Non-Employee Directors Stock Option Plan (the "Director's Plan"), adopted in 1994 and approved by the shareholders in 1995, the Company granted an option to each of the non-employee directors to purchase 25,000 shares of Common Stock, subject to certain adjustments contemplated under the Director's Plan. Upon initial appointment or election to the Board, each non-employee director shall receive and be granted an option to purchase 25,000 such shares, 20% of which will be exercisable on the date of grant and an additional 20% of which will be become exercisable on each grant anniversary date. The Director's Plan contemplates a single grant to each non-employee director. No options were granted under the Director's Plan in fiscal year 1996.

              DIRECTORS' AND OFFICERS' LIABILITY INSURANCE POLICY

     The Company maintains $17.5 million of insurance providing payment either to the Company for indemnification given its directors or officers, or directly to its directors and officers, for certain liabilities which the Company's directors and officers may incur in their respective capacities. The insurance policy which expired April 1, 1997 was issued by National Union Fire Insurance Company. The premium paid under that policy in fiscal 1996 was $275,000. The insurance policy extending from April 1, 1997 to April 1, 1998 was issued by National Union Fire Insurance Company and covers all directors and officers of the Company and its subsidiaries. The premium for the 1997 policy year is $230,000. No claims have been paid under either policy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended January 29, 1995 (fiscal year 1994), January 28, 1996 (fiscal year 1995) and January 26, 1997 (fiscal year 1996) for (a) those persons who were, at January 26, 1997, (i) the Chief Executive Officer ("CEO") and (ii) the other four most highly compensated executive officers of the Company and (b) Scott A. Hessler, who would have been included as one of the four most highly compensated officers but for the fact that he was no longer serving as an executive officer on that date. The CEO, the four most highly compensated officers and Mr. Hessler will be referred to collectively as the "Named Officers".

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL                             LONG-TERM
                                                        COMPENSATION                        COMPENSATION
                                          -----------------------------------------   -------------------------
                                                                                               AWARDS
                                                                                      -------------------------
             NAME                                                                                    SECURITIES
              AND                                                        OTHER         RESTRICTED    UNDERLYING
           PRINCIPAL             FISCAL                                 ANNUAL           STOCK        OPTIONS/
           POSITION               YEAR    SALARY($)   BONUS($)(1)   COMPENSATION($)   AWARDS($)(2)    SARS(#)
           ---------             ------   ---------   -----------   ---------------   ------------   ----------
Harris J. Ashton,                 1996     839,400          -0-              --            -0-        300,000
  Chairman of the Board,          1995     824,787          -0-              --            -0-        540,000
  President and CEO               1994     754,890      260,000              --            -0-            -0-
Robert M. Lovejoy, Jr.,           1996     180,331          -0-              --            -0-            -0-
  Vice President and              1995     182,774          -0-              --            -0-          3,000
  Treasurer                       1994     182,774       50,000              --          6,375            -0-
James R. Simpson,                 1996     164,331          -0-              --            -0-            -0-
  Vice President and              1995     166,774          -0-              --            -0-          3,000
  Controller                      1994     166,774       50,000              --          6,375            -0-
J. Theodore Everingham,(6)        1996     125,000          -0-              --            -0-            -0-
  Vice President, General         1995      77,778          -0-              --            -0-          2,000
  Counsel and Secretary
Scott A. Hessler,(7)              1996     307,514          -0-              --            -0-            -0-
  President and COO --            1995     310,014          -0-              --            -0-         10,000
  Frank's Nursery &               1994     211,933       80,000         160,187(8)         -0-        100,000
  Crafts, Inc.
William C. Boyd,                  1996     163,000          -0-              --            -0-            -0-
  Executive Vice President --     1995     163,000          -0-              --            -0-            -0-
  Frank's Nursery &               1994     163,000       10,000              --          6,375            -0-
  Crafts, Inc.


             NAME
              AND                         ALL
           PRINCIPAL                     OTHER
           POSITION              COMPENSATION($)(3)(4)
           ---------             ---------------------
Harris J. Ashton,                       102,599(5)
  Chairman of the Board,                109,218
  President and CEO                      97,403
Robert M. Lovejoy, Jr.,                     576
  Vice President and                        423
  Treasurer                               1,933
James R. Simpson,                           523
  Vice President and                        384
  Controller                              1,899
J. Theodore Everingham,(6)                  416
  Vice President, General                   228
  Counsel and Secretary
Scott A. Hessler,(7)                      1,002
  President and COO --                      734
  Frank's Nursery &                         459
  Crafts, Inc.
William C. Boyd,                            543
  Executive Vice President --               399
  Frank's Nursery &                       1,906
  Crafts, Inc.

-------------------------
(1) Amounts earned under the Executive Compensation Plan of the Company or Frank's Nursery & Crafts, Inc., the wholly-owned subsidiary of the Company ("Frank's"), for services rendered in the respective fiscal years.
(2) The shares awarded vested on January 28, 1996.
(3) Includes the Company's contribution for fiscal year 1994 of 215 shares of Common Stock to each of Mr. Ashton, Mr. Lovejoy, Mr. Simpson and Mr. Boyd under the General Host Profit Sharing and Savings Plan with an approximate value of $1,461.
(4) Includes the portion of the insurance premiums paid by the Company on behalf of the Named Officers for term life insurance in the following amounts in fiscal years 1996, 1995 and 1994, respectively: Mr. Ashton, $11,204, $16,585, $2,061; Mr. Lovejoy, $576, $423, $472; Mr. Simpson, $523, $384,
    $438; Mr. Everingham, $416 (1996), $228 (1995); Mr. Hessler, $1,002, $734,
    $459; and Mr. Boyd, $543, $399, $445.
(5) Of this amount, $4,077 represents the portion of the premiums paid by the Company during fiscal year 1996 on the life insurance policies described on page 16 of this Proxy Statement that was deemed to purchase term protection and $87,318 represents the value of the benefit to Mr. Ashton, projected on an actuarial basis based on the life expectancy of Mr. and Mrs. Ashton, of the remainder of such premiums.
(6) Mr. Everingham became Vice President, General Counsel and Secretary on July 12, 1995.
(7) Mr. Hessler became President and Chief Operating Officer of Frank's on May 23, 1994, and resigned on January 13, 1997. He is receiving certain transition services at Frank's expense and will continue to receive his salary and certain other benefits through July 13, 1997.
(8) Of this amount, $160,090 represents relocation expenses paid to or on behalf of Mr. Hessler.

OPTION GRANTS

     The table below sets forth certain information regarding grants of stock options pursuant to the Company's Amended and Restated 1986 Stock Incentive Plan (the "1986 Plan") or its 1996 Stock Incentive Plan (the "1996 Plan") during the fiscal year ended January 26, 1997 to the Named Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS                                        VALUE AT ASSUMED
---------------------------------------------------------------------------------------      ANNUAL RATES OF
                                                 % OF TOTAL                                       STOCK
                                  NUMBER OF     OPTIONS/SARS                               PRICE APPRECIATION
                                 SECURITIES      GRANTED TO                                        FOR
                                 UNDERLYING     EMPLOYEES IN   EXERCISE OR                  OPTION TERM($)(4)
                                OPTIONS/SARS    FISCAL 1996    BASE PRICE    EXPIRATION   ---------------------
             NAME               GRANTED(#)(1)      (%)(2)       ($/SH)(3)       DATE         5%          10%
             ----               -------------   ------------   -----------   ----------      --          ---
Harris J. Ashton..............     300,000         49.75         3.1875       01/13/02      264,194     583,800
Robert M. Lovejoy, Jr.........         -0-            --             --             --           --          --
James R. Simpson..............         -0-            --             --             --           --          --
J. Theodore Everingham........         -0-            --             --             --           --          --
Scott A. Hessler..............         -0-            --             --             --           --          --
William C Boyd................         -0-            --             --             --           --          --

-------------------------
(1) The relevant Stock Option Agreement provides that shares may be paid for by delivery of a promissory note bearing interest at a rate determined by the Compensation Committee and repayable on such terms as the Compensation Committee may from time to time determine. Upon receipt of notice of exercise of an option, the Compensation Committee may, in lieu of delivering shares, make an appreciation distribution in cash equal to the difference between the option price and the fair market value of the stock on the date notice of exercise is received multiplied by the number of shares for which the option is exercised. The Compensation Committee may authorize a tax loan in an amount equal to the federal, state and local taxes that may be due as a result of the option or SAR exercise. If a change of control (as defined in the 1996 Plan) occurs prior to the date the option becomes exercisable, the option becomes exercisable thirty days after such event unless otherwise directed by a majority of the Board.

(2) The Company granted options representing a total of 603,000 shares to employees in fiscal 1996.

(3) The option was granted at an option price per share equal to the mean between the high and low sales prices of the Company's Common Stock on the New York Stock Exchange -- Composite Transactions Index on the date of grant, was immediately exercisable for 100% of the shares and has a five-year term.

(4) The dollar amounts are the result of calculations at the 5% and 10% rates set by the Commission and are not intended to forecast any possible future appreciation, if any, of the Company's stock price.

OPTION EXERCISES/YEAR-END VALUES

     The following table sets forth information with respect to the unexercised options and/or SARs to purchase the Company's Common Stock granted in fiscal 1996 and prior years to the Named Officers and held by them as of January 26, 1997.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                            NUMBER OF                  VALUE OF
                                                                      SECURITIES UNDERLYING           UNEXERCISED
                                        SHARES                             UNEXERCISED               IN-THE-MONEY
                                       ACQUIRED       VALUE              OPTIONS/SARS AT            OPTIONS/SARS AT
                                      ON EXERCISE    REALIZED            FISCAL YEAR-END            FISCAL YEAR-END
               NAME                       (#)          ($)                     (#)                        ($)
               ----                   -----------    --------    -------------------------------    ---------------
                                                                 EXERCISABLE(1)    UNEXERCISABLE
                                                                 --------------    -------------
Harris J. Ashton..................         -0-           -0-        540,000              -0-            $56,250(2)
Robert M. Lovejoy, Jr.............         -0-           -0-         32,700            1,800                -0-(3)
James R. Simpson..................         -0-           -0-         20,700            1,800                -0-(3)
J. Theodore Everingham............         -0-           -0-          2,000            3,000                -0-(3)
Scott A. Hessler..................         -0-           -0-         58,000           42,000                -0-(3)
William C. Boyd...................         -0-           -0-         22,000              -0-                -0-(3)

-------------------------
(1) All of these options are deemed exercisable. However, they include options held by Messrs. Lovejoy and Simpson for 7,500 shares each and by Mr. Boyd for 10,000 shares, which cannot be exercised until the closing price of the Company's Common Stock reaches $12.635 per share, as adjusted for the 1994, 1995 and 1996 stock dividends, and remains at or above $12.635 per share for ten consecutive business days.

(2) Represents the value of an unexercised option to purchase 300,000 shares at $3.1875 per share, based on the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange -- Composite Transactions Index on January 24, 1997 ($3.375 per share). The exercise price of the unexercised option to purchase the other 240,000 shares was greater than such average price.

(3) The average of the high and low prices on the New York Stock Exchange -- Composite Transactions Index of the Company's Common Stock on January 24, 1997 ($3.375 per share) did not exceed the exercise prices of the options and SARs.

CEO RETIREMENT BENEFIT

     Under the terms of his employment contract, Mr. Ashton is entitled to a retirement benefit as of January 1, 1998, when he will be 65, or, if earlier, upon his termination of employment with the Company for any reason in an amount equal to (i) the then-discounted present value, determined by using a discount rate of 6% per year and the 1971 Group Annuity Table, of a monthly benefit (payable for life) equal to 3% of his average monthly cash salary during the last 36 months of his employment multiplied by the number of years of his service to the Company, less (ii) $3,442,302, representing amounts previously paid to Mr. Ashton on account of such retirement benefit, plus imputed after-tax earnings thereon. Mr. Ashton has been employed by the Company for 31 years and ten months and his average monthly cash salary during the last three fiscal years was $67,197.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Compensation Committee (the "Committee"), which is comprised of three non-employee directors, is responsible for guiding the Company and Frank's Nursery & Crafts, Inc., the Company's wholly-owned operating subsidiary ("Frank's"), in the development and implementation of the Company's compensation policies, plans and programs. The Company's policies, plans and programs are designed to align levels of compensation with the Company's performance, reward achievement of individual goals, and attract, motivate and retain high performing executives.

     In connection with its responsibility to guide the Company's policies, plans and programs, the Committee approves the annual compensation of the Company's executive officers and other members of management, which consists primarily of base salary, bonus, stock options, restricted stock grants and SARs. The Committee also approves, on an annual basis, the terms of the General Host Executive Compensation Program (the "Program") and the terms of the Frank's Executive Compensation Program (the "Frank's Program").

     The Committee also has the authority to award stock options, restricted stock and SARs to certain officers and key employees of the Company and Frank's pursuant to the terms of the General Host Corporation 1996 Stock Incentive Plan (the "1996 Plan") and had such authority under the Amended and Restated 1986 General Host Corporation Stock Incentive Plan (the "1986 Plan"), which expired by its terms on March 19, 1996 (the 1986 Plan and the 1996 Plan together are referred to herein as the "Plan").

     The intended purposes of the Program, the Frank's Program and the Plan are to: (a) promote the interests of the Company and its shareholders by attracting and retaining officers and other key employees of exceptional ability; (b) maximize the Company's long-term success and investment return to shareholders;
(c) provide officers and key employees important to the Company's sustained growth with a proprietary interest and greater incentive to contribute to the success of the Company through ownership of Company shares; and (d) provide long-term incentive opportunities for officers and other key employees which are competitive with those offered by other corporations in the business and geographic areas the Company operates.

     In order to further align the interests of the Company's officers with the interests of the Company's other shareholders, the Committee adopted and implemented the General Host Executive Stock Ownership Policy in January, 1994. The policy requires officers of the Company and Frank's who serve in the capacity of Vice President or above to achieve a minimum ownership target of the Company's Common Stock within five years from the date of initial participation. The target for the CEO is three times salary. The target for Mr. Hessler, who left the Company on January 13, 1997, was three times salary. Mr. Hessler was succeeded as Chief Operating Officer of Frank's on that date by Ernest W. Townsend, who also was elected Executive Vice President of the Company. Mr. Townsend's target is three times salary. Mr. Boyd's target is two times salary, and the target for the others is one times salary.

ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

Base Salaries

     The Company maintains salary grades and ranges for its executive officers based on the practices of other companies with revenues and operating characteristics similar to those of the Company and Frank's, geographic criteria and responsibility level. Using the salary grades and ranges as a guideline, the Company establishes salaries at levels necessary to attract and retain talented executive officers and other key employees.

The Committee's approval of salary increases for executive officers depends on the Company's performance in the prior fiscal year, achievement of individual, non-financial objectives, overall personal performance and placement in the salary grade. The Committee gives no pre-determined weight to the achievement of the non-financial objectives established by the executive officers annually, as discussed below, when considering salary increases.

     The executive officers received no salary increases in 1996. In February, 1996, the Company initiated a salary freeze pursuant to which the salaries of executive officers will remain the same until profitability improves.

Bonuses

     The Program provides that the executive officers of the Company are eligible to receive bonus payments based on the achievement of corporate profit objectives and specific individual objectives. The profit objectives contained in the Program are based on net income per share of the Company for the fiscal year, as established by the Committee at the beginning of each fiscal year. The individual, non-financial objectives consist of four or five major goals that are individually tailored to each function performed by the executive officers and incorporate the contribution of that individual's department into the overall objectives of the Company. In addition, if the Company achieves a certain "corporate target result" established by the CEO and approved by the Committee in the beginning of each fiscal year, bonuses otherwise earned are increased. At the discretion of the Company, bonuses paid under the Program may be paid in shares of Common Stock of the Company.

     The total bonus payment for Mr. Townsend, as President of Frank's, may not exceed 60% of his base salary, while the total bonus payments for each of the other executive officers may not exceed 48% of their base salaries. Certain restrictions on payments of bonuses exist if the Company does not pay dividends (cash or stock) on its Common Stock or if the Company would report a loss for the applicable fiscal year due to the payment of a bonus. If profit targets are not attained, a reasonable and appropriate bonus may be awarded by the Committee to an individual whose performance was otherwise outstanding.

     Pursuant to the terms of the Frank's Program, certain executive officers of Frank's and other selected management of Frank's are eligible to receive bonuses ranging from 3% to 48% of their base salaries based on the achievement of predetermined levels of operating income and on specific individual objectives as predetermined by the individual's immediate superior and approved by the CEO. The Committee approves the Frank's Program and the levels of operating income at the beginning of each fiscal year. The Frank's Program contains the same general restrictions and features as the Program. Furthermore, at the discretion of the Company, bonuses paid under the Frank's Program may be paid in shares of Common Stock of the Company.

     Although the Committee has the authority to waive performance or profitability criteria under the Program and Frank's Program when awarding salary increases or when granting bonuses, it did not do so, and the executive officers earned no bonuses for services rendered in fiscal 1996.

Options and Restricted Stock

     The Committee grants options under the Plan to executive officers of the Company's and Frank's based on the following considerations: (a) the position and responsibilities of the person being considered; (b) the nature of the services and the accomplishments of the individual; (c) the value to the Company of the services; (d) the individual's present and potential contributions to the success of the Company; and (e) such other factors as the Committee deems relevant to accomplishing the purposes of the Plan, including the value of options currently held by the individual. The purchase price of the Common Stock underlying an option shall not be less than the fair market value of the Common Stock on the day the option is granted. Options granted under the Plan vest in varying percentages over five years from the date of grant. Payment for option shares may be made in
(a) cash; (b) Common Stock; (c) a combination of both; or (d) at the discretion of the Committee, on a case by case basis, by promissory notes. In fiscal 1996, the Committee awarded non-qualified stock options to each of Messrs. Ashton and Townsend to purchase 300,000 shares of the Company's Common Stock.

CEO COMPENSATION

     The CEO is subject to an employment contract commencing January 1, 1992 and expiring on December 31, 1997. The terms of the employment contract are set forth beginning on page 15 of this Proxy Statement.

     In 1995, upon the elimination of the salary freeze in 1994, the base salary of the CEO was automatically increased to the 1995 base salary established by the terms of his employment contract. Notwithstanding the fact that his contract provided for a salary increase effective January 1, 1996, the CEO agreed to freeze his salary in 1996, except for purposes of computing his retirement benefit. Effective January 1, 1997, the CEO's salary was increased to the 1997 base salary established by the terms of his employment contract.

     In January of each year for the following fiscal year, the Committee develops and measures the CEO's non-financial objectives under the Program to determine his eligibility for bonus payments. The CEO is eligible to receive a bonus payment not to exceed 60% of salary based on the combination of Company and individual objectives described above relative to the Program. The CEO was not awarded a bonus under the Program for services rendered in fiscal year 1996.

     Under the terms of his employment contract, the CEO is entitled to receive a stock gain award as an additional incentive to the CEO to concentrate on taking all necessary measures to enhance shareholder value. The CEO did not receive a stock gain award for 1996.

     The retirement benefit, which is discussed on page 10 of this Proxy Statement, was granted to the CEO by the Company in recognition of what will be, at the expiration of his current employment contract, 32 years in senior management, including 28 years as Chief Executive Officer of the Company.

INTERNAL REVENUE CODE SECTION 162(M)

     The Board intends to generally ensure that compensation expenses are deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the corporate tax deduction for compensation, other than qualifying performance-based compensation, paid to certain executive officers to $1 million. Based on the Company's compensation history, it is probable that the restrictions contained in Section 162(m) will only affect the deductibility of the CEO's compensation. According to Section 162(m), compensation payable pursuant to a written contract in effect prior to February 17, 1993, which has not been materially modified after that date, is exempt from the $1 million deduction limit. The CEO's employment contract was entered into prior to that date and, therefore, compensation payable pursuant to the employment contract will be exempt from Section 162(m) until termination of the contract in 1997 or until the contract is materially modified.

                                          Philip B. Harley (Chair)
                                          C. Whitcomb Alden, Jr.
                                          Christopher A. Forster

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the Company's 1996 fiscal year, Mr. Harley (Chair), Mr. Alden and Mr. Forster were the members of the Company's Compensation Committee.

     During fiscal year 1992, Mr. Alden exercised an option for 15,000 shares and elected to defer the purchase price of the option, as provided by the terms of the Company's Directors' Stock Option Plan then in effect. Mr. Alden executed a promissory note in the amount of $109,650 due five years from the date of execution with interest at the rate of 6% per annum. Mr. Alden also elected to borrow from the Company, on the same terms as noted above, an amount equal to his tax liability as a result of the exercise, as provided by such plan. The largest aggregate amount outstanding with regard to Mr. Alden's indebtedness to the Company during fiscal year 1996 was $123,650. As of April 1, 1997, the amount of indebtedness outstanding under Mr. Alden's notes was $123,650.

     During fiscal year 1996, Mr. Alden served as trustee of a pension trust maintained by the Company and one of its subsidiaries. Mr. Alden received a total of $27,000 in 1996 in compensation from this trust for serving in this capacity.

                               PERFORMANCE GRAPH

     The following graph and table compare the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's Retail Stores Composite Index ("S&P Retail") and the Standard & Poor's 500 Stock Index ("S&P 500") for the period of five fiscal years ending January 26, 1997 assuming the reinvestment of dividends. The shareholder return shown on the graph below is not necessarily indicative of future performance.

                     COMPARISON OF FIVE YEAR TOTAL RETURNS
                       GENERAL HOST, S&P RETAIL, S&P 500

                                 [LINE GRAPH]

         MEASUREMENT PERIOD              GENERAL HOST       S&P RETAIL         S&P 500
        (FISCAL YEAR COVERED)            CORPORATION          STORES            INDEX
                                                            COMPOSITE
1991                                             100.00            100.00            100.00
1992                                             123.66            117.22            108.79
1993                                              90.38            113.22            121.99
1994                                              71.62            105.25            123.40
1995                                              54.52            112.20            161.75
1996                                              55.27            134.72            203.60

 * Source: Standard & Poor's Compustat Services, Inc. 1/24/92=100

** Source: Standard & Poor's Corporation. Years ended January.

                   EMPLOYMENT CONTRACT AND OTHER ARRANGEMENTS

CEO EMPLOYMENT CONTRACT

     The Company entered into an employment contract with Mr. Ashton, commencing January 1, 1992 and continuing until December 31, 1997, pursuant to which Mr. Ashton will be employed as Chairman and Chief Executive Officer of the Company.

The employment contract provides that Mr. Ashton receive a minimum base salary of $917,573 for calendar year 1997. If Mr. Ashton becomes permanently disabled, dies or his employment is terminated by the Company during the term of the contract, the Company shall pay him or his estate his base salary through the date of termination or, in the event of death or disability, through the end of the month in which the death or disability occurs. He also will receive a lump sum payment in cash equal to the discounted present value of 50% (100% in the event of termination without cause) of the base salary he would have received through the end of the contract, or if greater, for the twenty-four months following his termination, death or disability (in which case Mr. Ashton's final base salary under the contract would be continued for any part of the twenty-four month period occurring after December 31, 1997). Under the contract, Mr. Ashton may elect to deem his employment terminated without cause in the event of a change in control (as defined in the contract) of the Company or a change in any of the material terms and conditions of his employment.

     In the event of voluntary termination by Mr. Ashton, he will be entitled to receive his base salary through the date of termination plus a lump sum payment in cash equal to the base salary he would have received under the contract for a period of 12 months following the date of his termination, but not beyond the expiration date of the contract.

     Upon expiration of the contract or cessation of Mr. Ashton's employment for any reason, he will be entitled to receive a retirement benefit as described on page 10 of this Proxy Statement.

     Under the contract, Mr. Ashton is entitled to participate in the Company's incentive compensation plans and programs generally available to the Company's senior executives, and upon execution of the contract was granted an option to purchase 300,000 shares of the Company's Common Stock. Mr. Ashton is also entitled to receive a stock gain award determined at the end of each calendar year based on the excess of the average of the weekly closing prices for the Company's Common Stock for the year over the greater of (i) $7.50 (representing the average of the weekly closing price for 1991) increased by 4% each year and
(ii) the average of the weekly closing prices for the last year for which a stock gain award was paid. The excess, if any, is then multiplied by the product of 2% and the average number of shares outstanding for the applicable year.

     During the term of the contract, Mr. Ashton is entitled to participate in all employee benefit programs and shall be reimbursed for any medical or dental expenses incurred by him or any members of his immediate family under the age of 26 or living at home, to the extent not otherwise paid under Company sponsored plans or programs. Mr. Ashton and his wife are also entitled to fully paid medical benefits, consistent with those paid under the contract, for the rest of their lives.

     Mr. Ashton is entitled under the contract to indemnification consistent with Section 26 of the By-Laws as in effect on the date of execution of the contract.

     If any payments to be made to Mr. Ashton under this contract are subject to an excise tax, the Company shall pay Mr. Ashton an additional amount which, after income taxes, equals such excise tax.

OTHER ARRANGEMENTS

     In the event of a change in control of the Company (as defined in the applicable plans), unless otherwise directed by resolution of the Board, (1) within 30 days after such event, all of the outstanding options and SARs under the Plan shall become exercisable and any restrictions on outstanding shares of restricted stock under the Plan shall lapse, and (2) all of the outstanding options under the Director's Plan shall become exercisable.

     In November, 1989, the Company and a trust established for the benefit of Mr. and Mrs. Ashton's beneficiaries entered into an agreement pursuant to which the Company will pay the premiums for two survivorship life insurance policies on the lives of Mr. and Mrs. Ashton. Benefits become payable when both have died, and the Company will have an interest in the death benefits equal to the amount it has paid for these policy premiums. The Company will continue to make annual premium payments until the earliest of: (1) the deaths of both Mr. and Mrs. Ashton; (2) the Company shall have made 12 payments of the full annual cash premiums; (3) the Company shall have paid an aggregate of $1,500,000 for premiums; or (4) the premium payment next due after the year in which premiums may be paid in full from the sum available from dividends or other sums generated by the policies. The premium payment for these policies for fiscal 1996 was $116,814.

                          CERTAIN RELATED TRANSACTIONS

     The Company and Frank's have loaned money to certain key employees of the Company for the purpose of enabling them to purchase shares of the Company's Common Stock or, in certain cases, debentures. These loans, approved by the Compensation Committee, are evidenced by interest-only promissory notes payable in lump sum payments five years from the dates made and bearing interest at the rate of 6% per annum. The executive officers, other than Mr. Ashton, who is discussed below, had such loans outstanding as of April 1, 1997 in the following principal amounts: Robert M. Lovejoy, Jr., $151,614; James R. Simpson, $90,351; Scott A. Hessler, $18,263; and William C. Boyd, $44,744. Except in the case of Mr. Hessler, the amounts outstanding on April 1, 1997 were the largest aggregate principal amounts outstanding during fiscal 1996. Mr. Hessler's largest amount outstanding during fiscal 1996 was $55,530. During fiscal 1996, the Compensation Committee extended by five years a loan to Mr. Lovejoy in the principal amount of $38,338, which is included in the amount outstanding at April 1, 1997.

     Under the Plan, at the discretion of the Compensation Committee, optionees may pay for shares purchased upon exercise of an option by delivery of a promissory note made payable to the Company. In fiscal 1995, for the purpose of exercising an option to purchase shares of the Company's Common Stock, Mr. Hessler delivered to the Company five-year promissory notes bearing interest at the rate of 6% per annum in the principal amounts of $54,625, for the purchase price of such shares, and $4,990, for the payment of taxes due upon exercise of the option. The largest aggregate principal amount of such indebtedness outstanding during fiscal 1996 was $59,615. As of April 1, 1997, $47,724 principal amount remained outstanding.

     On August 22, 1990, Mr. Ashton had outstanding deferred payments on options totalling $831,250, which were then due the Company. On that date, Frank's made a loan to Mr. Ashton in the amount of $831,250, the proceeds of which were used to pay the outstanding deferred payments due the Company. The loan from Frank's was evidenced by a promissory note bearing interest at the rate of 6% and payable in full on August 22, 1995 (the "Old Note"). Mr. Ashton elected to prepay $177,294 of the Old Note in March, 1991 and $25,000 in February, 1992. On August 22, 1995, Frank's authorized the cancellation of the Old Note and the issuance of a new loan to Mr. Ashton due August 22, 2000 in the principal amount of $628,956, bearing interest at 6% per annum, subject to Mr. Ashton's payment of interest on the Old Note in the amount of $8,479. The largest aggregate principal amount of such indebtedness outstanding during fiscal 1996 was $628,956, which remained outstanding at April 1, 1997.

     On March 7, 1991, Mr. Ashton elected to defer the payment of the purchase price from the exercise of options for 225,000 shares of Common Stock in the amount of $1,381,253, which was due March 6, 1996. Mr. Ashton elected to prepay $25,000 of this loan in March, 1993. On March 6, 1996, Frank's made a loan to Mr. Ashton in the amount of $1,356,253, the proceeds of which were used to pay the outstanding deferred payments due the Company. The loan from Frank's is evidenced by a promissory note bearing interest at the rate of 6% and payable in full on March 6, 2001. The largest aggregate principal amount of such indebtedness outstanding during fiscal 1996 was $1,356,253, which remained outstanding at April 1, 1997.

     On December 30, 1992, Mr. Ashton elected to defer the payment of the purchase price from the exercise of options for 60,000 shares of Common Stock in the amount of $495,000 which is due December 29, 1997. That amount was the largest aggregate principal amount of such loan outstanding during fiscal 1996 and the amount that remained outstanding at April 1, 1997.

     See page 14 of this Proxy Statement for a description of certain transactions involving the Company and Mr. Alden, a member of the Board of Directors and the Compensation Committee.

                       2. RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     The Board has appointed the firm of Price Waterhouse LLP as its independent accountants for the fiscal year ending January 25, 1998, subject to ratification of its appointment by the Company's shareholders. Price Waterhouse LLP has been serving the Company and its subsidiaries for over 80 years, and the Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, at which time he or she will be given an opportunity to make a statement and respond to appropriate questions from shareholders.

     Ratification of the appointment of the independent accountants requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. If the shareholders should not ratify the appointment of Price Waterhouse LLP, the Board will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

                         SHAREHOLDER PROPOSALS FOR 1998

     Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by December 11, 1997. Reference is also made to Section 13 of the Company's By-Laws regarding nomination of directors as discussed on page 5 of this Proxy Statement.

                              COST OF SOLICITATION

     All expenses in connection with the solicitation of proxies will be borne by the Company. The Company has retained Kissel-Blake Inc. to assist in the solicitation of proxies, for which such firm will receive aggregate fees of approximately $10,500, plus reasonable out-of-pocket expenses. In addition, the Company intends to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the beneficial owners of such stock, pursuant to the rules of the New York Stock Exchange and the Pacific Stock Exchange, upon which the Company's Common Stock is listed. The Company will reimburse such brokerage houses, custodians, nominees and others for their out-of-pocket expenses, including reasonable clerical expenses, if any. Proxies may also be solicited by mail, personal solicitation, telephone or telegraph by employees of the Company.

                                 OTHER MATTERS

     While the Board knows of no other business to be presented at the Annual Meeting, it is intended that the shares represented by the proxies solicited will be voted on any other matters that may properly come before the meeting, or any adjournment thereof, in accordance with the discretion of the proxy holders.

                                          By order of the Board of Directors,

                                            J. THEODORE EVERINGHAM,
                                              Secretary

Stamford, Connecticut
April 10, 1997
                             ----------------------

     The Annual Report to Shareholders for the fiscal year ended January 26, 1997, which includes financial statements, has been mailed to shareholders together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     PROXY
                 GENERAL HOST CORPORATION--1997 ANNUAL MEETING
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

The undersigned hereby appoints HARRIS J. ASHTON, J. THEODORE EVERINGHAM and JAMES R. SIMPSON and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned, including the right to cumulate votes in the election of directors for such of the nominees as the proxies in their discretion may deem appropriate (subject to any limitations on such authority as may be indicated on the reverse side hereof), at the Annual Meeting of Shareholders of General Host Corporation, to be held at the Fort Wayne Hilton Hotel, 1020 South Calhoun Street, Fort Wayne, Indiana 46862-2049 on May 15, 1997, at 9:00 A.M., and any adjournment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or be incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for the meeting, receipt of which is hereby acknowledged.

                         ------------------------------

This proxy will be voted "FOR" Proposals 1 and 2 unless instructions to the contrary are indicated. In addition, this proxy will be voted in accordance with the judgment of the proxy holders upon such other matters as may properly come before, or be incident to the conduct of, the meeting or any adjournment thereof.
Should any management nominee become unable to accept nomination or election, this proxy will be voted for a substitute nominated by the Board of Directors.

              (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE.)

================================================================================

--------------------------------------------------------------------------------

/ /       --------------     --------------
          ACCOUNT NUMBER        COMMON

--------------------------------------------------------------------------------

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS:

--------------------------------------------------------------------------------


       1. Election of the following three Directors to hold office       2.Ratification of appointment of Price Waterhouse
          until 2000: Edward H. Hoornstra, Charles B. Johnson and          LLP as independent accountants for 1997.
          Kelly Ashton Sant Albano.

                  FOR               WITHHELD                                     FOR      AGAINST      ABSTAIN
                  / /                 / /                                        / /        / /          / /

                              (To withhold authority to vote for any
                              individual nominee, write that
                              nominee's name on the space below.)

                              ------------------------------

--------------------------------------------------------------------------------


                                      Dated:                             , 1997
                                            -----------------------------

                                      -----------------------------------
                                                  (Signature)

                                      -----------------------------------
                                                  (Signature)

                                      The signature on this proxy should
                                      correspond exactly with the name
                                      stenciled hereon. For joint
                                      accounts, each joint owner should
                                      sign. Persons signing as attorney,
                                      executor, administrator, trustee or
                                      guardian and corporate officers
                                      should give their full titles.


PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR BLACK INK.

PROXY

               GENERAL HOST CORPORATION -- 1997 ANNUAL MEETING


                      THIS PROXY IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS


The undersigned hereby appoints HARRIS J. ASHTON, J. THEODORE EVERINGHAM and JAMES R. SIMPSON and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned, including the right to cumulate votes in the election of directors for such of the nominees as the proxies in their discretion may deem appropriate (subject to any limitations on such authority as may be indicated on the reverse side hereof), at the Annual Meeting of Shareholders of General Host Corporation, to be held at the Fort Wayne Hilton Hotel, 1020 South Calhoun Street, Fort Wayne, Indiana 46862-2049 on May 15, 1997, at 9:00 A.M., and any adjournment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or be incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for the meeting, receipt of which is hereby acknowledged.

              (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                                             PLEASE MARK YOUR VOTES AS THIS /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS:

1. Election of the following three Directors to hold        FOR     WITHHELD
   office until 2000: Edward H. Hoornstra, Charles B.       / /       / /
   Johnson and Kelly Ashton Sant Albano.

2. Ratification of appointment of Price Waterhouse LLP   FOR   AGAINST   ABSTAIN
   as independent accountants for 1997.                  / /     / /       / /


(To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)

This proxy will be voted "FOR" Proposals 1 and 2 unless instructions to the contrary are indicated. In addition, this proxy will be voted in accordance with the judgment of the proxy holders upon such other matters as may properly come before, or be incident to the conduct of, the meeting or any adjournment thereof. Should any management nominee become unable to accept nomination or election, this proxy will be voted for a substitute nominated by the Board of Directors.


-------------------------------------------------------------------------------


                                     Dated: _____________________________, 1997

                                     __________________________________________
                                                (Signature)

                                     __________________________________________
                                                (Signature)

                                     This signature on this proxy should
                                     correspond exactly with the name
                                     stenciled hereon. For joint accounts, each joint owner should sign. Persons signing as attorney, executor, administrator, trustee or guardian and corporate officers should give their full titles.


--------------------------------------------------------------------------------
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
                         CG TRUST COMPANY -- TRUSTEE
           GENERAL HOST CORPORATION PROFIT SHARING AND SAVINGS PLAN

               GENERAL HOST CORPORATION -- 1997 ANNUAL MEETING


              THE VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF
                          OF THE BOARD OF DIRECTORS


The undersigned hereby instructs CG Trust Company to vote all the shares of General Host Corporation Common Stock held on his/her behalf in the General Host Corporation Profit Sharing and Savings Plan, at the Annual Meeting of Shareholders of General Host Corporation, to be held at the Fort Wayne Hilton Hotel, 1020 South Calhoun Street, Fort Wayne, Indiana 46862-2049 on May 15, 1997, at 9:00 A.M., and any adjournment thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before, or be incident to the conduct of, the meeting, all in accordance with the accompanying notice and proxy statement for the meeting, receipt of which is hereby acknowledged.

              (CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                                             PLEASE MARK YOUR VOTES AS THIS /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS:

1. Election of the following three Directors to hold        FOR     WITHHELD
   office until 2000: Edward H. Hoornstra, Charles B.       / /       / /
   Johnson and Kelly Ashton Sant Albano.

(To withhold authority to vote for any individual nominee, write that nominee's name on the space below.)

--------------------------------------------------------------------------------

2. Ratification of appointment of Price Waterhouse LLP   FOR   AGAINST   ABSTAIN
   as independent accountants for 1997.                  / /     / /       / /


I hereby instruct the Trustee to vote by proxy upon such other matters as may properly come before, or be incident to the conduct of, the meeting or any adjournment thereof.

Should any management nominee become unable to accept nomination or election, the Trustee is instructed to vote by proxy for a substitute nominated by the Board of Directors.


Signature(s)                                 Date:
            -----------------------------          ------------------
The signature on this card should correspond exactly with the name stenciled hereon. Persons signing as attorney, director, administrator, trustee or guardian and corporate officers should give their full titles.



--------------------------------------------------------------------------------
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